Exhibit 10.1-D

FIRST AMENDMENT TO

SECOND RESTATED AND AMENDED

GENERAL AGENCY COMMISSION AND SERVICING AGREEMENT

This FIRST AMENDMENT dated as of December 29, 2004, amends certain provisions of that certain SECOND RESTATED AND AMENDED GENERAL AGENCY COMMISSION AND SERVICING AGREEMENT, dated as of October 1, 2002 (the “General Agency Agreement”) between: AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY, an Iowa insurance corporation (“American Equity”), and AMERICAN EQUITY INVESTMENT SERVICE COMPANY, an Iowa corporation (“AEISC”).

WHEREAS, the American Equity and AEISC have agreed to amend certain terms and conditions of the General Agency Agreement in connection with American Equity’s 2004 annuity business;

NOW, THEREFORE, For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto agrees as follows:

Section 1. Amendments

1.01 Amendments to Definitions. The following amendments are hereby made to Section 1.01 of the General Agency Agreement:

a.                                       The definition of “AEISC Amount” shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“AEISC Amount” shall mean:

(i) with respect to any Eligible Contract issued prior to July, 1999, 50% of the Sales Agent Commission payable with respect to such Eligible Contract;

(ii) with respect to any Eligible Contract issued in October, November and December of 2002, 35% of the Sales Agent Commission payable with respect to such Eligible Contract; and

(iii) with respect to any Eligible Contract issued during calendar year 2004, 13.5% of the Sales Agent Commission payable with respect to such Eligible Contract.

b.                                      The definition of “Commission Accumulated Value” shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“Commission Accumulated Value” shall mean, with respect to any identified group of Eligible Contracts as at any Commission Payment Date, an amount equal to the aggregate of the Accumulated Values of all of the Eligible Contracts in such group that are in force on such Commission Payment Date.

c.                                       The definition of “Eligible Contract” shall be deleted in its entirety and the following shall be inserted in lieu thereof;

“Eligible Contract” shall mean a deterred annuity contract issued by American Equity and sold by a Sales Agent to a person in a jurisdiction in which American Equity and AEISC (or its duly-appointed representative) are duly licensed to issue such contracts or act as an insurance agency therein, as applicable, and any Replacement Contract issued in respect of any such contract; provided however, that for deferred annuity contracts issued by American Equity in 2004, any such contract which docs not meet one or more of the following additional criteria shall be excluded from this definition: (i) any contract issued to a person who is age 80 or older on the date the contract is issued; (ii) any contract which does not provide for a surrender Charge for at least the first seven years of the contract term; (iii) any contract for which the surrender charge percentage is not at least 5% of the accumulated policy value of the contract during the first six years of the contract term; and (iii) any Contract which does not have a minimum guaranteed crediting rate of at least 2.25%.

d.                                      The following new definitions shall be added to the General Agency Commissions Agreement:

“2004 Current Commission Rate” shall mean the product of 7.7823% multiplied by the Applicable Rate.

“2004 Eligible Contract” shall mean any Eligible Contract issued between January 1, 2004 and December 31, 2004 (including both January 1, 2004 and December 31, 2004) and any Replacement Contract issued in respect of any such contract.

“Applicable Rate” shall mean the quotient of (i) $20,000,000 divided by (ii) the Commission Accumulated Value on December 31, 2004 of all 2004 Eligible Contracts, excluding (A) any Voided Eligible Contracts (as defined in Section 3.03 hereof) which are voided during the 30-day period following December 31, 2004 and (B) any Replacement Contracts for which AEISC has no obligation to pay an AEISC Amount by reason of Section 2.03 hereof.

“Event of Default” shall mean (a) the failure of American Equity to pay any Current Commissions, Supplemental Commissions or Reimbursement Commissions when due; or (b) the failure of American Equity to perform any of its obligations under Section 8 hereof.

“Servicer” shall mean American Equity.

“Supplemental Contract Commission Rate” shall mean, with respect to any Supplemental Contract issued in exchange for an Eligible Contract, (i) the Accumulated Value of such Eligible Contract at the time of such exchange, divided by (ii) the monthly benefit payable under such Supplemental Contract, multiplied by (iii) 7.7823%, multiplied by (iv) the Applicable Rate.

“Supplemental Contract” shall mean any contract issued by American Equity in exchange for an Eligible Contract, which Supplemental Contract provides for a series of periodic payments to the contract holder over a specified period.

c.                                       The definition of “Account Surrender Value” shall be deleted in its entirety.

1.02 Amendment to General Agency Current Commissions. Section 3.01 of the General Agency Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

3.01        General Agency Current Commissions.   American Equity shall pay to AEISC general agency current commissions (“Current Commissions”) no later than 10:00 a.m., Central Standard Time, on each Commission Payment Date in the following amounts:

(i) 0.325% multiplied by the Commission Accumulated Value determined as of such Commission Payment Date for Eligible Contracts produced during 1998, the first six months of 1999, and the last three months of 2002;

(ii) the 2004 Current Commission Rate multiplied by the Commission Accumulated Value determined as of such Commission Payment Date for all 2004 elligible contracts; and

(iii) for each Supplemental Contract that is in force on such Commission Payment Date, an amount equal to the product of (A) the monthly benefit payable under such Supplemental Contract multiplied by (B) the Supplemental Contract Commission Rate associated with such Supplemental Contract.”

1.03 Amendment to General Agency Reimbursement Commissions. The following sentence shall be added to Section 3.03:

“Notwithstanding anything herein to the contrary, no Reimbursement Commissions shall be paid with respect to any 2004 Eligible Contract.”

1.04        Amendment to Termination of Commission Obligations. Section 3.04 shall be deleted in its entirety and the following shall be inserted in lieu thereof:

3.04 Termination of Commission Obligations.   The termination dates for payment of Current Commissions, Supplemental Commissions, or Reimbursement Commissions shall be as follows with respect to Eligible Contracts produced in the specified periods;

(i)            For Eligible Contracts produced during 1998, the termination date is December 31, 2004;

(ii)           For Eligible Contracts produced during the first six months of 1999, the termination date is December 31, 2005;

(iii)          For Eligible Contracts produced during the last three months of 2002, the termination date is December 31, 2008;

(iv)          For Eligible Contracts produced during 2004, the termination date is December 31, 2009.

1.05 Amendment of Termination Section. Section 10 shall be deleted in its entirety and the following shall be inserted in lieu thereof:

Section 10. Termination. Subject to the provisions of Section 3.05 hereof, the obligations of AEISC and American Equity under this Agreement shall terminate on January 31, 2010.

Section 2. Representations. American Equity and AEISC each warrant and represent to the other that it is duly authorized to execute and deliver this First Amendment and to perform its obligations under the General Agency Agreement as amended hereby, and that this First Amendment constitutes the legal, valid and binding obligation of each such party, respectively, enforceable in accordance with its terms.

Section 3. Conditions Precedent. This First Amendment shall be come effective on the date first set forth above, provided, however, that the effectiveness of this First Amendment is subject to the satisfaction of each of the following conditions precedent:

3.01 Warranties of American Equity. After giving effect to this First Amendment, the representations and warranties by American Equity in Section 5 of the General Agency Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the General Agency Agreement, and except that all references to December 31, 2001 shall be deemed to be references to December 31, 2003. The execution by American Equity of this First Amendment shall he deemed a representation that American Equity has complied with the foregoing condition.

3.02 Warranties of AElSC. After giving effect to this First Amendment, the representations and warranties by AEISC in Section 6 of the General Agency Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the General Agency Agreement, and except that all references to December 31, 2001 shall be deemed to be references to December 31, 2003.  The execution by AEISC of this First Amendment shall be deemed a representation that AEISC has complied with the foregoing condition.

3.03 No Defaults. After giving effect to this First Amendment, no Event of Default shall have occurred and be continuing under the General Agency Agreement. The execution by each of American Equity and AEISC, respectively, shall be deemed a representation that each has complied with the foregoing condition.

3.05 Execution and Delivery. This First Amendment shall have been executed and delivered by American Equity and AEISC.

Section 4. General.

4.01 Counterparts. This First Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed on original but all such counterparts shall constitute but one and the same instrument.

4.02 Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

4.03 Governing Law. This First Amendment shall be a contract made under the laws of the State of Iowa, which laws shall govern all the rights and duties hereunder.

4.04 Successors; Enforceability. This First Amendment shall be binding upon American Equity and AEISC and their respective successors and assigns, and shall inure to the benefit of American Equity and AEISC and their respective successors and assigns. Except as hereby amended, the General Agency Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed at West Des Moines, IA by their respective officers thereunto duly authorized as of the date first written above.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY	AMERICAN EQUITY INVESTMENT SERVICE COMPANY

By: /s/ Kevin R. Wingert	By: /s/ David J. Noble
Kevin R. Wingert, President	David J. Noble, President